UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2013

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2013, the Company’s Board of Directors (the “Board”) increased its size from six to seven members, effective December 12, 2013, and appointed Karen Richardson, to the Board, effective December 12, 2013. Ms. Richardson will also be appointed to the corporate governance and nominating and human resources committees of the Board of Directors.

Ms. Richardson has over 25 years of experience in the technology industry.  She served as Chief Executive Officer of E.piphany, a customer relationship management software company, from 2003 to 2005.  Ms. Richardson held several senior executive positions at E.piphany from 1998 to 2003.  Prior to joining E.piphany, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company, from 1995 to 1998.  Ms. Richardson currently serves on the Board of Directors of BT Group plc., a telecommunications services company and Convercent, a governance, risk management and compliance software company.  The Company believes that Ms. Richardson’s record of success in senior leadership positions at technology companies qualifies her to serve as a director of the Company.

There are no arrangements or understandings between Ms. Richardson and any other persons pursuant to which Ms. Richardson was named a director of the Company. Ms. Richardson does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Ms. Richardson has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Ms. Richardson will receive compensation for her service as a director consistent with the Company's current policies for compensation of non-employee directors.

In accordance with the Company's customary practice, the Company is entering into its standard form of indemnification agreement with Ms. Richardson, which will require the Company to indemnify her against certain liabilities that may arise as result of her status or service as a director. The description of Ms. Richardson’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013 as Exhibit 10.19.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: September 11, 2013